EXHIBIT 99.1

Vanguard Completes Acquisition of Three Massachusetts Hospitals
From Tenet Healthcare

NASHVILLE, Tenn. – January 3, 2005 – Vanguard Health Systems, Inc. (“Vanguard” or “Company”) announced today that on December 31, 2004, its subsidiaries completed the acquisition of three acute care hospitals and related health care businesses in Massachusetts from subsidiaries of Tenet Healthcare Corporation.  The hospitals are 348-bed Saint Vincent Hospital at Worcester Medical Center in Worcester and 420-bed, two-campus MetroWest Medical Center, consisting of Leonard Morse Hospital in Natick and Framingham Union Hospital in Framingham.  Vanguard’s purchase price for the assets acquired from the sellers was $100.3 million for the property, plant and equipment.  In addition, Vanguard acquired from the sellers and will build from operations net working capital for the hospitals at a cost to it of approximately $26.4 million.

“We are extremely pleased to have completed this transaction and are excited about the opportunity to operate these facilities in Worcester and Central Massachusetts and the MetroWest communities,” said Charles N. Martin, Jr., Chairman and Chief Executive Officer of Vanguard Health Systems. “We look forward to delivering high quality healthcare to patients in these communities and continuing the strong tradition of community service and mission of these three hospitals.”

About Vanguard Health Systems

Vanguard Health Systems, Inc. owns and operates 19 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California; San Antonio, Texas; and Massachusetts.  The Company’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban and suburban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban or suburban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives, including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement the Company’s business strategies; the Company’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and the Company’s ability to negotiate acceptable terms with these third party payers; the Company’s ability to attract and retain qualified management and health care professionals, including physicians and nurses; potential federal or state reform of health care; future governmental investigations; costs associated with newly enacted HIPAA regulations and other management information systems integrations; the availability of capital to fund the Company’s corporate growth strategy; potential lawsuits or other claims asserted against the Company; the Company’s ability to maintain or increase membership and control costs of its managed health care plans; changes in general economic conditions; the Company’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; the impact of changes to the Company’s charity care and self-pay discounting policies; increased cost of professional and general liability insurance and increases in the quantity and severity of professional liability claims; the Company’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; the Company’s failure to comply, or allegations of its failure to comply, with applicable laws and regulations; the geographic concentration of the Company’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services; potential substantial liabilities arising from unfavorable retrospective reviews by governmental or other payers of the medical necessity of medical procedures performed at the Company’s hospitals; lost future revenues from payer contract terminations resulting from their unfavorable retrospective reviews of the medical necessity of medical procedures performed at the Company’s hospitals; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Registration Statement on Form S-4 (Registration No. 333-120436) originally filed with the Securities and Exchange Commission on November 12, 2004.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations or financial condition. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Aaron Broad, Director Investor Relations
(615) 665-6131

Suzanne Towry, Director Marketing and Communications
(615) 665-6016